                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 33-58017 of BJ Services Company on Form S-3 of our report dated November 24, 1997 (December 15, 1997 as to Notes 6 and 14) appearing in the Annual Report on Form 10-K of BJ Services Company for the year ended September 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.


Deloitte & Touche LLP

Houston, Texas
January 29, 1998